Exhibit 99(a)(1)(H)

LETTER OF TRANSMITTAL AND CONSENT

FOR THE SERIES A PLACEMENT AGENT COMMON STOCK PURCHASE WARRANTS

ZOOMCAR HOLDINGS, INC.

(Exchange Ratio of ten (10) Shares of Common Stock : One (1) Series A Placement Agent Warrant)

Representing the privately issued Series A Placement Agent common stock purchase warrants (the “Series A Placement Agent Warrants”) of Zoomcar Holdings, Inc. (the “Company”), exercisable for shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

The Series A Placement Agent Warrants are privately issued and are not publicly traded. There is no market for them. the Series A Placement Agent Warrants are held in certificated form and/or in book-entry form, as applicable.

Delivery of Series A Placement Agent Warrants. To validly tender Common Warrants, the undersigned must complete and duly execute the Letter of Transmittal and any other required documents.

A: Name(s) and Address(es) of Registered Owner(s):	B: Number of Series A Placement Agent Warrants Being Exchanged:	C: Shares of Common Stock to be Issued:	D: New Warrants to be Issued:

[To be prefilled by Vinyl with name on register]	[To be prefilled by Vinyl with total warrants held]	Multiply Column B by 10 [To be prefilled by Vinyl based on number warrants held]	N/A

No fractional shares will be issued. Series A Placement Agent Warrants may only be exchanged for whole shares of Common Stock. Because the Exchange Ratio is expressed as a whole number of shares per Series A Placement Agent Warrant, fractional shares are not expected; however, if any fractional shares would otherwise be issuable, the Company will, after aggregating all fractional shares of such holder, round down to the nearest whole share.

SPECIAL ISSUANCE INSTRUCTIONS

To be completed ONLY if the shares of Common Stock for surrendered Series A Placement Agent Warrants are to be issued in the name of someone other than the undersigned. Issue the shares to:

Name:_____________________________________________________________________________

Email Address:______________________________________________________________________

Address:___________________________________________________________________________

Tax Identification or Social Security Number:____________________________________________

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the shares for surrendered Series A Placement Agent Warrants are to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown above. Deliver the shares to:

Name:_____________________________________________________________________________

Email Address:_____________________________________________________________________

Address:___________________________________________________________________________

The undersigned acknowledges that the undersigned has been advised to consult with its own advisors as to the consequences of participating or not participating in the Offer.

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE WARRANT HOLDER

The undersigned hereby represents, warrants to the Company, and agrees that:

(a)	the undersigned has full power and authority to tender the Series A Placement Agent Warrants and subscribe for all of the shares of the Company which may be received upon exchange of the Warrants;

(b)	the undersigned has good, marketable and unencumbered title to the Series A Placement Agent Warrants, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their exchange, sale or transfer, and not subject to any adverse claim;

(c)	on request, the undersigned will execute and deliver any additional documents the Company deems necessary to complete the exchange of the Series A Placement Agent Warrants tendered hereby;

(d)	the undersigned understands that tenders of Series A Placement Agent Warrants pursuant to the Offer and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer;

(e)	the undersigned agrees to all of the terms of the Offer;

(f)	the undersigned hereby agrees to permanently waive and renounce any and all “full ratchet” or other price-based anti-dilution rights, if any, that attach to any securities of the Company that it holds that were issued in connection with the Series A Warrants that it is tendering for exchange hereby;

(g)	The certificate(s) representing any Common Warrants tendered hereby will be void and of no value upon issuance of the subscribed shares.

(f)	the undersigned hereby agrees to permanently waive and renounce any and all “full ratchet” or other price-based anti-dilution rights, if any, that attach to any securities of the Company that it holds that were issued in connection with the Series A Placement Agent Warrants that it is tendering for exchange hereby;

(g)	The certificate(s) representing any Common Warrants tendered hereby will be void and of no value upon issuance of the subscribed shares.

(h)	the undersigned is an “Accredited Investor” as defined in Rule 501 promulgated under the Securities Act of 1933, as amended.

By signing and delivering this Letter of Transmittal and Consent and tendering any Series A Placement Agent Warrants, the undersigned hereby irrevocably consents to and approves (and, if applicable, directs the warrant agent or the Company to effect) any amendment(s) and/or supplement(s) to the governing Series A Placement Agent Warrant instrument as may be necessary or advisable to facilitate the exchange of the Series A Placement Agent Warrants for shares of Common Stock pursuant to the Offer, in each case as described in the Offer Materials (the “Series A Placement Agent Warrant Amendment”).

All authorities conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy, and legal representatives of the undersigned. Except as stated in the Offer, this tender is irrevocable.

Delivery of this Letter of Transmittal and all other documents to an address, or transmission of instructions to an email address, other than as set forth below, does not constitute a valid delivery. Please carefully read this entire Letter of Transmittal, including the accompanying instructions before responding.

Exchange Agent:

Vinyl Equity, Inc.

912 Cherry Street

Winnetka, IL

Email: inquiries@vinylequity.com

IMPORTANT—WARRANT HOLDERS SIGN HERE

(Must be signed by registered holder(s) exactly as name(s) appear(s) on the Series A Placement Agent Warrants and documents transmitted herewith. U.S. Holders please also obtain and complete IRS Form W-9. Non-U.S. Holders please obtain and complete IRS Form W-8BEN, W-8BEN-E, or other applicable IRS Form W-8.)

Signature:___________________________________________________________________________

Name:____________________________________ Capacity:_________________________________

Phone Number:_________________ Tax Identification or Social Security Number: _____________

Date:_________________

INSTRUCTIONS FOR LETTER OF TRANSMITTAL AND CONSENT

1. Delivery of Letter of Transmittal. The Letter of Transmittal properly completed and duly executed should be delivered to the Exchange Agent as set forth in the Offer to Exchange. The Exchange Agent will accept email delivery of the Letter of Transmittal at inquiries@vinylequity.com.

THE METHOD OF DELIVERY OF ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE OWNER. IT IS RECOMMENDED THAT THEY BE SENT BY AN OVERNIGHT OR HAND DELIVERY SERVICE.

2. Inadequate Space. If the space provided on the Letter of Transmittal is inadequate for you to provide the requested information, any information should be listed on a separate schedule to be attached thereto.

3. Signatures of Letter of Transmittal and Endorsements. When the Letter of Transmittal is signed by the registered owner(s) of the Series A Placement Agent Warrant(s) listed and surrendered hereby, no endorsements of warrants or separate assignments are required.

If any surrendered Series A Placement Agent Warrant(s) are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing.

4. Special Issuance and Delivery Instructions. Indicate the name and address to which shares are to be issued and/or delivered if different from the name and address of the person(s) signing the Letter of Transmittal.

5. If the shares are to be issued to someone other than the registered warrant holder, the signature of the person(s) signing the Letter of Transmittal must be signature guaranteed by by a member of a recognized Medallion Signature Guarantee Program (STAMP, SEMP or MSP) and an original copy of this Letter of Transmittal must be delivered to the Exchange Agent at the address listed below.

6. Additional Copies. Additional copies of the Letter of Transmittal may be obtained from the Company or the Exchange Agent at the address listed below.

7. Expiration Date. No Letters of Transmittal will be accepted after 5:00 p.m. Eastern Time on May 11, 2026, unless the Offer is extended.

8. Form W-9 and Form W-8. To avoid backup withholding, a tendering warrant holder is required to provide the Exchange Agent with a correct Taxpayer Identification Number (“TIN”) on Form W-9 and to certify, under penalties of perjury, that such number is correct and that such warrant holder is not subject to backup withholding of U.S. federal income tax, and that such warrant holder is a U.S. person (as defined for U.S. federal income tax purposes). If a tendering warrant holder has been notified by the Internal Revenue Service (“IRS”) that such warrant holder is subject to backup withholding, such warrant holder must cross out item (2) of the Certification box of the Form W-9, unless such warrant holder has since been notified by the IRS that such warrant holder is no longer subject to backup withholding.

Failure to provide the information on the Form W-9 may subject the tendering warrant holder to U.S. federal income tax withholding.

Certain warrant holders (including, among others, all corporations and certain foreign individuals and entities) may not be subject to backup withholding. Foreign warrant holders should submit an appropriate and properly completed IRS Form W-8 in order to avoid backup withholding. Such warrant holders should consult a tax advisor to determine which Form W-8 is appropriate.

All questions as to the validity, form and eligibility of any surrender of Series A Placement Agent Warrants will be determined by the Company and such determination shall be final and binding.

For Information:

Company

Zoomcar Holdings, Inc.

Anjaneya Techno Park, No.147, 1st Floor

Kodihalli, Bangalore, India 560008

Attn: Chief Legal Officer & General Counsel

Email: investors@zoomcar.com

Phone: +91 8048821871

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